UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2026

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e) On November 13, 2026, Moderna, Inc. (the “Company”) entered into a Transitional Services and Retirement Agreement (the “Retirement Agreement”) with Shannon Thyme Klinger, the Company’s Chief Legal Officer, that sets forth the terms of Ms. Klinger’s retirement from the Company. Subject to the terms and conditions of the Retirement Agreement, Ms. Klinger will continue employment with the Company until March 31, 2027 (the “Retirement Date”), transition her duties as requested by the Company, and be deemed to have resigned from all officer positions with the Company on the earlier of the Retirement Date and such date as is designated by the Company. Until the Retirement Date, Ms. Klinger will continue to receive her current base salary and benefits and to vest in any outstanding equity awards. Ms. Klinger will be eligible to receive a bonus for 2026 performance based on her target bonus multiplied by the corporate performance factor determined by the Company’s board of directors.

Subject to the terms and conditions of the Retirement Agreement, Ms. Klinger will receive severance payments paid out in substantially equal biweekly installments over the twelve months following the Retirement Date in an aggregate amount of $1,628,300, representing twelve months of base salary plus her current annual target bonus. The Company will also pay Ms. Klinger’s COBRA premiums until September 30, 2028, subject to earlier termination if she becomes eligible for health coverage from a subsequent employer or ceases to be eligible for COBRA coverage. In addition, Ms. Klinger will be eligible to receive (i) $2,500,000 if the Company is the prevailing party upon the conclusion of all current and any related future litigation proceedings with Arbutus Biopharma Corporation and Genevant Sciences, GmbH and (ii) up to $5,500,000 subject to the result of the Company’s current and any related future litigation proceedings with Pfizer, Inc., BioNTech SE and related parties.

The Retirement Agreement includes releases of claims and certain other standard terms and conditions.

The foregoing summary of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
10.1	Transitional Services and Retirement Agreement between the Company and Shannon Thyme Klinger.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2026		MODERNA, INC.

	By:	/s/ James M. Mock
James M. Mock
Chief Financial Officer